Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2023, with respect to the consolidated financial statements of Getty Images Holdings, Inc. included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-266686) and related Prospectus of Getty Images Holdings, Inc. for the registration of 397,045,769 shares of Class A Common Stock.

/s/ Ernst & Young LLP

Seattle, Washington

March 14, 2023